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Exhibit 21

SUBSIDIARIES OF THE ALLSTATE CORPORATION

The Allstate Corporation  (Delaware Holding Company)
Allstate Insurance Company (Illinois)
Allstate International Insurance Holdings, Inc. (Delaware)
Allstate Non-Insurance Holdings, Inc. (Delaware)
Allstate Bank
American Heritage Life Investment Corporation (Delaware)
Kennett Capital, Inc. (Delaware)
Willow Insurance Holdings Inc. (Delaware)

Allstate Insurance Company  (Subsidiary of The Allstate Corporation)
Allstate Holdings, Inc. (Delaware)
Allstate Holdings, LLC (Delaware)
Allstate Indemnity Company (Illinois)
Allstate Insurance Company of Canada (Canada)
Allstate International Inc. (Delaware)
Allstate Life Insurance Company (Illinois)
Allstate New Jersey Holdings, Inc. (Delaware)
Allstate Property and Casualty Insurance Company (Illinois)
Allstate Texas Lloyd's, Inc. (Texas)
Forestview Mortgage Insurance Co. (California)
General Underwriters Agency, Inc. (Illinois)
The Northbrook Corporation (Nebraska)
Willow Holdings, LLC (Delaware)

Allstate International Insurance Holdings, Inc.  (Subsidiary of The Allstate Corporation)
Allstate International Holding GmbH (Germany)
Allstate Life Insurance Company of the Philippines, Inc. (Philippines)
Allstate Investments, K.K.
Allstate Reinsurance Ltd. (Bermuda)
Allstate Services, Inc. (Japan)
Pafco Underwriting Managers Inc. (Ontario)
Pembridge America Inc. (Florida)

Allstate Non-Insurance Holdings, Inc.  (Subsidiary of The Allstate Corporation)
Allstate Enterprises, Inc. (Delaware)
Allstate Investment Management Company (Delaware)
Northbrook Services, Inc.
Northbrook Technology of Northern Ireland, Limited (NI)
Tech-Cor, Inc. (Delaware)

American Heritage Life Investment Corporation  (Subsidiary of The Allstate Corporation)
American Heritage Life Insurance Company (Florida)
American Heritage Service Company (Florida)
Amherst Investment Company (Florida)
Colonial Reinsurance, Ltd. (British Virgin Islands)
E.R.J Insurance Group, Inc. (Florida)
Florida Associated Services, Inc. (Florida)

Allstate Enterprises, Inc.  (Subsidiary of Allstate Non-Insurance Holdings, Inc.)
Allstate Motor Club, Inc. (Delaware)
Roadway Protection Auto Club, Inc. (Delaware)
Allstate Motor Club of Canada Inc. (Canada)

Allstate Holdings, Inc.  (Subsidiary of Allstate Insurance Company)
Allstate Floridian Insurance Company (Illinois)
Allstate Floridian Indemnity Company (Illinois)

Allstate Insurance Company of Canada  (Subsidiary of Allstate Insurance Company)
Allstate Life Insurance Company of Canada (Canada)

Allstate Life Insurance Company  (Subsidiary of Allstate Insurance Company)
AFDW, Inc. (Oregon)
Allstate Distributors, L.L.C. (Delaware)
AFD, Inc. (Illinois)
Allstate Financial Advisors, LLC (Delaware)
Allstate Financial Services, LLC (Delaware)
ALFS, Inc. (Delaware)
Allstate Life Insurance Company of New York (New York)
Allstate Assignment Company (Nebraska)
Allstate Settlement Corporation (Nebraska)
Charter National Life Insurance Company (Illinois)
Glenbrook Life and Annuity Company (Arizona)
Intramerica Life Insurance Company (New York)
Lincoln Benefit Life Company (Nebraska)
LSA Asset Management, LLC (Delaware)
Northbrook Life Insurance Company (Arizona)
Provident National Assurance Company (Tennessee)
PT Asuransi Jiwa Allstate (Indonesia)

Surety Life Insurance Company (Nebraska)

Allstate Motor Club, Inc.  (Subsidiary of Allstate Enterprises, Inc.)
Direct Marketing Center, Inc. (Delaware)
Enterprises Services Corporation (Delaware)
Rescue Express, Inc. (Delaware)

Allstate New Jersey Holdings, Inc.  (Subsidiary of Allstate Insurance Company)
Allstate New Jersey Insurance Company (Illinois)

American Heritage Life Insurance Company  (Subsidiary of American Heritage Life Investment Corporation)
Associated Insurance Services, Inc. (Georgia)
Fidelity International Company, Ltd. (Bahamian corporation)
First Colonial Insurance Company (Florida)
St. Johns Bluff Timber Company (Florida)
AHL Select HMO, Incorporated (Florida)
Columbia Universal Life Insurance Company (Texas)
Concord Heritage Life Insurance Company Inc. (New Hampshire)
Keystone State Life Insurance Company (Pennsylvania)

Florida Associated Services, Inc.  (Subsidiary of American Heritage Life Investment Corporation)
Realty Advisers Corp. (Florida)

Fidelity International Company, Limited  (Subsidiary of American Heritage Life Insurance Company)
Fidelity International Insurance Company, Limited (Bahamian corporation)

Allstate International Holding GmbH  (Subsidiary of Allstate International Insurance Holdings, Inc.)
Allstate Direct Versicherungs-Aktiengesellschaft (Germany)
Allstate Diretto Assicurazioni Danni S.p.A (Italy)
Allstate Werbung und Marketing GmbH (Germany)

Pafco Underwriting Managers Inc.  (Subsidiary of Allstate International Insurance Holdings, Inc.)
Pembridge Insurance Company (Ontario)

Pembridge America Inc.  (Subsidiary of Allstate International Insurance Holdings, Inc.)

Willow Holdings, LLC  (Subsidiary of Allstate Insurance Company)
Northbrook Indemnity Company (Illinois)

Northbrook Indemnity Company  (Subsidiary of Willow Holdings, LLC)

Deerbrook Insurance Company (Illinois)
American Surety and Casualty Company (Florida)
Willow Lake Holdings, LLC (Delaware)
Encompass Holdings, LLC (Delaware)

OTHER RELATED COMPANIES

Allstate County Mutual Insurance Company (Texas)
A mutual company owned by policy holders. Officers and employees of Allstate Insurance Company serve as directors and officers of Allstate County Mutual Insurance Company
Allstate Texas Lloyd's (Texas)
An insurance syndicate organized under the laws of Texas. Allstate Texas Lloyd's, Inc. (a direct wholly-owned subsidiary of Allstate Insurance Company) is the attorney-in-fact for this syndicate.
Saison Automobile and Fire Insurance Company, Ltd. (Japan)
3.46% owned by Allstate International Inc.
Allstate Life Funding, LLC (Cayman Islands, May 21, 1999)
Formed as a special purpose vehicle solely for the purpose of issuing certain debt instruments to institutional investors in Europe. The proceeds of such issuances are deposited with Allstate Life Insurance Company (ALIC) under the terms of several funding agreements. Neither The Allstate Corporation nor its subsidiaries are shareholders. Established as part of ALIC's funding agreement backed EMTN program (European medium term note program) to access longer dated fixed maturity contracts in Europe.
Allstate Financing I (Delaware) Allstate Financing II (Delaware)
Business trusts that were used to issue trust preferred securities.

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SUBSIDIARIES OF THE ALLSTATE CORPORATION